Exhibit (j)(4)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about October 10, 2025.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

October 10, 2025